Exhibit 99.1

NEWS RELEASE
For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917

November 7, 2008	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES
CONFERENCE CALL ON 2008 THIRD QUARTER RESULTS

(Columbus, IN) IRWIN FINANCIAL CORPORATION (NYSE: IFC) intends to release its Third Quarter 2008 operating results on November 10, 2008.

At 1:00 p.m. EST, on Monday, November 10, the Corporation will hold a conference call to review results. The toll-free number for the call will be (800) 640-9765; please tell the operator you would like to join the Irwin Financial call, Confirmation #23194149. A Corporation news release will be available on PR Newswire and on the Irwin Financial website before the call. Greg Ehlinger, CFO, Will Miller, CEO, and Jody Littrell, First Vice President and Controller, will be the speakers on the call. A replay of the call will be available on the Irwin Financial Corporation website at http://www.irwinfinancial.com/investors/index_ir.htm.

Information provided and statements made during the call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the Corporation's expectations, hopes, beliefs and intentions on strategies for the future. It is important to note that the Corporation's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financial conditions, governmental action, competitor activity, expense volatility, changes in applicable accounting policies or principles, and other risks detailed from time to time in IFC Securities and Exchange Commission filings.

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation provides a broad range of banking services to small businesses and consumers in selected markets.